LOAN MODIFICATION AGREEMENT

    THIS LOAN MODIFICATION AGREEMENT (this “Modification”) is entered into on December 14, 2023 (the “date of this Modification”), by and between SOUTHSIDE BANK, a Texas state bank ("Lender") and LANTANA PLACE, L.L.C., a Texas limited liability company ("Borrower").

    WHEREAS, Borrower and Lender entered into a Construction Loan Agreement dated effective April 28, 2017 (as heretofore amended, the “Loan Agreement”) respecting a construction loan (the “Loan”) in the maximum principal amount of $26,310,482.00 for Borrower’s Project known as “Lantana Place” in Travis County, Texas as therein described; and

    WHEREAS, the Loan is evidenced by a Promissory Note dated April 28, 2017 (as heretofore amended, the “Note”) in the maximum principal amount of $26,310,482.00; and

    WHEREAS, the Loan was previously modified and amended as provided in the following: (i) Loan Modification Agreement dated effective June 19, 2020, between Borrower and Lender; (ii) Second Modification Agreement dated effective as of December 31, 2020, between Borrower and Lender; (iii) Modification Agreement dated effective as of January 13, 2022, between Borrower and Lender; and (iv) that certain Modification Agreement dated effective as of August 26, 2022, between Borrower and Lender.

    WHEREAS, Borrower and Lender now desire to further amend the Loan as hereinafter set forth.

    NOW, THEREFORE, Borrower and Lender hereby represent, stipulate, covenant and agree as follows:

1.    Loan Balance. As of the date of this Modification, the unpaid principal balance of the Note is $23,039,824.32.

2.    Remaining Loan Advances. The December 31, 2018 deadline for advances under the Note, which was previously extended to December 31, 2023, is hereby further extended to permit advances under the Note until December 31, 2024. Subject to the terms, conditions and limitations set forth in the Note, the Loan Agreement and the other Security Documents, the sum of $3,123,408.20 remains available for advance under the Note to pay for tenant improvements and leasing commissions payable by Borrower in connection with leases for the Project.

    Lender shall have no obligation to make any other advances under the Note, and in no event shall Lender be obligated to make any advances after December 31, 2024.

3.    Collateral. The Deed of Trust and all other collateral for the Note shall continue to secure payment of the Note as amended hereby, except that Lender has released its liens against the property described in Exhibit “A” attached hereto.

4.    Payment of Fees and Expenses. Upon demand by Lender, Borrower shall promptly pay, or reimburse Lender for, all reasonable legal fees and any other expenses incurred by Lender in connection with this Modification. In addition, Borrower shall pay to Lender the sum of $2,000.00 as a modification fee, payable upon execution of this Modification by all parties.

5.    Representations. Borrower represents and warrants to Lender that each of the representations and warranties set forth in the Loan Agreement are true and correct as of the date of this Modification, as if made on the date of this Modification, except for any representations that are specifically limited to a specified date or time period prior to the date of this Modification.

6.    No Event of Default. Borrower represents and warrants to Lender that no Event of Default exists under the terms of the Loan Agreement, as amended hereby, and to the best of Borrower’s knowledge, there exist no facts or circumstances that, with the giving of notice and the expiration of any applicable cure period, would reasonably be expected to become an Event of Default.
7.    Ratification. Borrower hereby (i) ratifies, adopts and reaffirms each of the terms and provisions of the Loan Agreement, the Note, and the other documents evidencing or securing payment of the Loan, as heretofore modified and amended, subject only to the modifications contained herein; (ii) agrees that no provisions of the documents evidencing or securing payment of the Loan have been waived except as expressly provided herein; and (iii) waives and releases any defenses to enforcement of the documents evidencing or securing payment of the Loan. In the event of any conflict between the terms of this Modification and terms of the other documents evidencing or securing payment of the Loan, this Modification shall govern and control.

8.    Defined Terms. Unless otherwise expressly provided herein, terms defined in the Loan Agreement shall have the same meaning when used in this Modification.

9.    Counterparts and Signatures. This Modification may be signed in multiple counterparts, all of which take together shall constitute a single document. Facsimile signatures are permissible and shall be as binding as original ink signatures.

10.    Final Agreement. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(End of Page – Signature Page Follows)

IN WITNESS WHEREOF, the parties have caused this Loan Modification Agreement to be duly executed as of the month, day and year first stated above.

LENDER:

SOUTHSIDE BANK

By: /s/ Pam Cunningham
Pam Cunningham, Executive VP

BORROWER:

LANTANA PLACE, L.L.C.,
a Texas limited liability company

By: /s/ Erin D. Pickens
Erin D. Pickens, Senior Vice President

LISTS OF EXHIBITS
TO
Loan Modification Agreement

The following listed exhibit is provided pursuant to Item 601(a)(5) of Regulation S-K. The exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. The registrant undertakes to furnish supplementally a copy of the exhibit to the Securities and Exchange Commission upon request.

Exhibit A – Legal Description